SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  November 28, 2006 (November 27, 2006)

VIRTUALSCOPICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52018	04-3007151
(Commission File Number)	(IRS Employer Identification No.)

350 Linden Oaks, Rochester, New York	14625
(Address of Principal Executive Offices)	(Zip Code)

(585) 249-6231
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Item 1.01 Material Contracts

On November 27, 2006, our subsidiary VirtualScopics, LLC, entered into an amendment (the “Amendment”) to its Clinical Imaging and Services Agreement with Pfizer, Inc (the “Agreement”). The Amendment provides for an automatic renewal of the Agreement for successive one year terms, unless either party gives 60 days advance written notice prior to the end of the term.

The Agreement was initially entered into with Pfizer in June 2002 and renewed for a two-year term in August 2005. The current term expires in July 2007. As part of the original agreement, Pfizer made an equity investment in VirtualScopics, LLC, which is now represented by the 1,553,121 shares of common stock that Pfizer holds in VirtualScopics, Inc. The Agreement provides for the parties to work together in the discovery, validation and application of image-based biomarkers for clinical research. The biomarkers discovered under this work may then be used to assess the efficacy of new pharmaceutical compounds in the clinical trial process.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

10.1  Amendment to Pfizer Agreement dated November 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUALSCOPICS, INC.

Date: November 28, 2006	By:	/s/ Molly Henderson
	Name:	Molly Henderson
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Pfizer Agreement dated November 27, 2006